Exhibit 4.2

THE DEBENTURES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE.  THE DEBENTURES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

MEDICOR LTD.

FORM OF 10% CONVERTIBLE DEBENTURE DUE 2006

DEBENTURE #:	DATE OF ISSUANCE:

PRINCIPAL AMOUNT:

$

FOR VALUE RECEIVED, the undersigned, MEDICOR LTD., a Delaware corporation (the “Company”) promises to pay to the order of                                                   (the “Holder”), as defined in the MediCor Investment Agreement for 10% Convertible Debentures due 2006 dated as of the Date of Issuance set forth above between the Company and the Holder and hereby incorporated herein by this reference (the “Agreement”), or order, at Holder's address as designated on the signature page of the Agreement, or at such other address as the Holder designates, the entire outstanding principal amount of this Debenture or to issue to the Holder the Debenture Securities at the price and on the terms and conditions set forth in the Agreement, at the Holder's option, upon on conversion of this Debenture.

1.         PAYMENTS AND INTEREST.     The outstanding principal amount of this Debenture shall bear interest at a rate of Ten Percent (10%) per annum, for as long as the Debenture is outstanding. Interest shall be paid to the Holder by the Company on a quarterly basis, payable within thirty (30) days from the end of each calendar quarter. If the Holder converts this Debenture into the Debenture Securities or elects to have the outstanding principal amount of this Debenture repaid to the Holder as described in Section 2 of the Agreement, the Company will pay any accrued and unpaid interest, pro-rated to the Conversion Date (or the effective date of any exercise of the Institutional Conversion Right) on the basis of a 365 day year, due the Holder and no further interest past the

MEDICOR LTD.

10% Convertible Debenture due 2006#

Conversion Date (or the effective date of any exercise of the Institutional Conversion Right) will be due to the Holder by the Company with respect to the principal amount of this Debenture so converted. This Debenture is payable only by the either: (i) the payment to the Holder by the Company of the outstanding principal amount of this Debenture; or (ii) by the issuance by the Company of the Debenture Securities, with the exception of any fractional shares which may be issuable hereunder, which will be paid in cash by the Company.

2.         SECURITY.     This Debenture is an unsecured obligation of the Company.

3.         SEVERABILITY.     If any provision of this Debenture is invalid by operation of any law or interpretation placed thereon by any court, this Debenture shall be construed as not containing such provision and all other provisions of this Debenture which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Debenture are declared to be severable.

4.         GOVERNING LAW.     THIS DEBENTURE AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER DELAWARE LAW.

5.         ASSIGNMENT.     With respect to any offer, sale or other disposition of this Debenture, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel in form and substance acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of this Debenture, all in accordance with the terms of the notice delivered to the Company.

6.         FORBEARANCE NOT A WAIVER.     No delay or omission on the part of the Holder in exercising any rights under this Debenture or under the Agreement as defined herein, on default by the Company, shall operate as a waiver of such right or of any other right under this Debenture, for the same default or any other default.

7.         MANNER OF NOTIFICATION.     Any notice or surrender to the Company provided for in this Debenture shall be given by personal delivery or by mailing such notice or making such surrender by first class or certified mail, return receipt requested, addressed to the Company at the property address stated below, or to such other address as the Company may designate for such purpose by written notice to the Holder.  Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page of the Agreement, or at such other address as may have been designated the Holder by written notice to the Company.  Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

8.         CONVERSION RIGHTS OF HOLDER.

8.1       Institutional Conversion Right. As soon as practicable but in any event not less than five (5) business days prior to the proposed closing date of the Institutional Offering (as defined in the Agreement), the Company shall give notice to the Holder of the proposed terms and closing date of the Institutional Offering.  Not less than two (2) business days prior to the scheduled closing date of the Institutional Offering, the Holder shall, if it elects to exercise the Institutional Conversion Right, give notice thereof to the Company of the Holder's election to convert the Convertible Debenture. The Holder may elect to convert all or part (but in any event in integral multiples of $100,000 of this Debenture) into a like amount of the securities offered in the Institutional Offering.  If the Holder so elects to convert all or part of this Debenture, then, subject to and with the consent of the Institutional Investors, this Debenture (based on the outstanding principal amount) shall be converted into the securities sold to the Institutional Investors in the Institutional Offering.  If more than one security is sold in the Institutional Offering, then the Holder may, subject to and with the consent of the Institutional Investors, convert this Debenture (in integral multiples of $100,000) into each such security.  If the Institutional Investors do not consent to such conversion (or part thereof), then this Debenture (or part hereof) as to which consent is not given shall not be converted and shall remain outstanding.  If the Holder does not so notify the Company prior to the second business day prior to the closing date of the Institutional Offering, then this Debenture will not be converted and will continue to be outstanding.

8.2       Extended Conversion Right.  In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the first anniversary of the Date of Issuance set forth above or thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the Date of Issuance, the Holder may elect to: (a) have the entire outstanding principal amount of this Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; (b) covert the entire outstanding principal amount of this Debenture into the Debenture Shares at the Conversion Price; or (c) continue to hold the Convertible Debenture until the third anniversary of the Date of Issuance (the “Maturity Date”).  If the Holder does not so notify the Company prior to the first anniversary of the Date of Issuance or thereafter at the 18-month, 24-month, 30-month or 36-month anniversary of the Date of Issuance, this Debenture will remain outstanding.  If the Holder does not so notify the Company prior to the Maturity Date, this Debenture will automatically convert into the Debenture Shares at the Conversion Price and, upon such conversion, any and all obligations of the Company to the Holder in respect of this Debenture shall be satisfied.

8.3       Conversion Procedure; Notice of Conversion.    Before the Holder shall be entitled to convert this Debenture into the Debenture Securities, the Holder shall surrender this Debenture to the Company at the address of the Company provided for such purpose pursuant to Section 7 and shall give written notice by mail, postage prepaid, to the Company, of the election to convert the same, all as described in the Agreement and in Section 8 hereof.  The Company shall, as soon as practicable thereafter, issue and deliver to the Holder pursuant to Section 8.4 a certificate or certificates for the Debenture Securities to which the Holder shall be entitled as aforesaid (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), including a check payable to the Holder for any cash amounts payable as described in Section 8.4. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date as defined in Section 1 of the Agreement (or the effective date of any exercise of the Institutional Conversion Right), and the Holder shall be treated for all purposes as the record holder or holders of the Conversion Securities issuable on conversion as of such date.

8.4       Mechanics and Effect of Conversion.  No fractional Conversion Securities shall be issued upon conversion of this Debenture.  In lieu of the Company issuing any fractional securities to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted because of a fractional share, such payment to be in the form as provided below.  Upon the conversion of this Debenture pursuant to Section 8, the Holder shall surrender this Debenture, duly endorsed, at the Company's address provided for such purpose pursuant to Section 7.  At is expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder by mail a certificate or certificates for the number of whole Debenture Securities to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company).  Upon conversion of this Debenture or repayment of the entire principal amount of this Debenture to the Holder, the Company shall be forever released from all of its obligations and liabilities under this Debenture and under the Agreement.

9.         HEADING; REFERENCES.       All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture.  Except where otherwise indicated, all references herein to Sections refer to the numbered and lettered sections hereof.

IN WITNESS WHEREOF, the undersigned has caused this Debenture to be signed by its duly authorized officer.

THE COMPANY:

MEDICOR LTD. a Delaware corporation

By:
Its:	Chairman

Address for Notices:

4560 South Decatur Boulevard
Suite 300
Las Vegas, NV 89103-5253

NOTICE OF CONVERSION

(To be signed only upon Conversion of Debenture)

TO:        MEDICOR LTD.

4560 South Decatur Boulevard

Suite 300

Las Vegas, NV 89103-5253

The undersigned, the Holder of the foregoing 10% Convertible Debenture due 2006, hereby surrenders such Debenture for conversion into the Conversion Securities issuable upon conversion thereof in accordance with the terms thereof and of the Agreement (as defined therein), to the extent of the outstanding principal amount of the Debenture set forth below (in integral multiples of $100,000), and requests that the certificates for such securities be issued in the name of, and delivered to:

whose address is:

Dated:

Signed:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Debenture)

Principal Amount Converted:

$

Address: